Parkway Properties, Inc.	FOR FURTHER INFORMATION:
188 E. Capitol Street, Suite 1000	Steven G. Rogers
Jackson, MS 39201-2195	President & Chief Executive Officer
www.pky.com	William R. Flatt
(601) 948-4091	Chief Financial Officer

PARKWAY PROPERTIES, INC. REPORTS 2007 SECOND QUARTER RESULTS

JACKSON, MISSISSIPPI - August 6, 2007 - Parkway Properties, Inc. (NYSE:PKY) today announced results for its second quarter ended June 30, 2007.

Consolidated Financial Results

•
Funds from operations ("FFO") applicable to common shareholders totaled $14.8 million ($0.94 per diluted share) for the three months ended June 30, 2007 compared to $17.9 million ($1.23 per diluted share) for the three months ended June 30, 2006. FFO totaled $31.0 million ($1.96 per diluted share) for the six months ended June 30, 2007 compared to $31.4 million ($2.17 per diluted share) for the six months ended June 30, 2006. FFO for the three months and six months ended June 30, 2006 included incentive and management fees of $4.2 million and debt prepayments costs of $325,000 related to the sale of the Viad Corporate Center in Phoenix, Arizona.

			Through	Through
The following items contributed to FFO			June 30	June 30
(in thousands, except percentages)	2Q07	2Q06	2007	2006
Lease termination fees*	$354	$234	$548	$464
Straight line rent*	238	1,207	1,197	2,702
Amortization of above market rent*	(430)	(235)	(856)	(592)
Impairment loss on securities	-	(119)	-	(119)
Prepayment expense on extinguishment of debt	(494)	(325)	(370)	(325)
Incentive and management fees earned on Viad	27	4,218	27	4,218
Average occupancy	91.3%	89.8%	91.2%	89.4%

*These items include 100% of amounts from wholly-owned assets plus Parkway’s allocable share of these items recognized from the assets held in consolidated joint ventures.

•
Funds available for distribution (“FAD”) totaled $10.2 million for the three months ended June 30, 2007 compared to $10.2 million for the three months ended June 30, 2006. FAD totaled $21.7 million for the six months ended June 30, 2007 compared to $16.6 million for the six months ended June 30, 2006.

•
Net income available to common shareholders for the three months ended June 30, 2007 was $18.0 million ($1.14 per diluted share) compared to $17.4 million ($1.20 per diluted share) for the three months ended June 30, 2006. Net income available to common shareholders for the six months ended June 30, 2007 was $17.3 million ($1.09 per diluted share) compared to $17.3 million ($1.22 per diluted share) for the six months ended June 30, 2006. Net gains of $20.3 million and $13.5 million were included in net income available to common shareholders for the three months and six months ended June 30, 2007 and 2006, respectively.

Asset Recycling

•
On June 14, 2007 the discretionary fund with Ohio PERS ("the Fund"), of which Parkway owns 25%, purchased 1401 Enclave Parkway, a 209,000 square foot, six-story office property in Houston, Texas for a purchase price of $46.5 million. The Fund expects to spend an additional $346,000 for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.

•
On June 29, 2007, the Company sold two properties, First Tennessee Plaza and Cedar Ridge, totaling 549,000 square feet located in Knoxville, Tennessee for a gross sales price of $59 million. The Company received net cash proceeds from the sale of $56.8 million and recorded a gain on the sale for financial reporting purposes of $20.3 million in the second quarter. Parkway Realty Services LLC was retained to provide management services for the properties under a five-year agreement.

Operations and Leasing

•
Parkway’s customer retention rate for the three months ending June 30, 2007 was 81.0% compared to 52.4% for the quarter ending March 31, 2007 and 61.3% for the quarter ending June 30, 2006. Customer retention for the six months ended June 30, 2007 and 2006 was 69.2% and 70.9%, respectively.

•
As of July 1, 2007, occupancy of the office portfolio was 91.6% compared to 90.9% as of April 1, 2007 and 90.0% as of July 1, 2006. Not included in the July 1, 2007 occupancy rate are 19 signed leases totaling 129,000 square feet, which commence in the third and fourth quarters of 2007. Including these leases, the portfolio was 92.6% leased as of July 12, 2007. Average occupancy for the second quarter of 2007 was 91.3%, which is consistent with the assumptions made in providing the annual earnings guidance at the beginning of the quarter. This compares to average occupancy for the second quarter of 2006 of 89.8%.

•
During the three months ending June 30, 2007, 70 leases were renewed or expanded on 623,000 rentable square feet at an average rental rate increase of 4.3% on a cash basis and a cost of $2.79 per square foot per year of the lease term in committed tenant improvements and leasing commissions (“leasing costs”). During the six months ending June 30, 2007, leases were renewed or expanded on 902,000 rentable square feet at an average cost of $2.61 per square foot per year of the lease term in committed leasing costs.

•
During the quarter, 28 new leases were signed on 86,000 rentable square feet at a cost of $4.14 per square foot per year of the lease term in committed leasing costs. New leases were signed during the six months ending June 30, 2007 on 228,000 rentable square feet at an average cost of $4.18 per square foot per year of the lease term in committed leasing costs.

•
Same store assets produced an increase in net operating income (“NOI”) of $581,000 or 2.3% for the quarter ended June 30, 2007 compared to the same period of the prior year on a GAAP basis. Same store NOI increased $1.6 million or 6.5% for the three months ended June 30, 2007 compared to the same period of the prior year on a cash basis. The increase in same store NOI is primarily attributable to an increase in same store average occupancy from 89.5% during the second quarter of 2006 to 91.4% during the second quarter of 2007. Additionally, same store rental rates increased 2.3% during the same period. Same store NOI for the six months ending June 30, 2007 increased $2.8 million or 5.6% compared to the same period of 2006 on a GAAP basis and $4.5 million or 9.4% on a cash basis.

Capital Markets and Financing

•
The Company's previously announced cash dividend of $0.65 per share for the quarter ended June 30, 2007 represents a payout of approximately 69.5% of FFO per diluted share. The second quarter dividend was paid on June 27, 2007 and equates to an annualized dividend of $2.60 per share, a yield of 6.4% on the closing stock price on August 3, 2007 of $40.65. This dividend is the 83rd consecutive quarterly distribution to Parkway’s shareholders of common stock.

•
As of June 30, 2007, the Company’s debt-to-total market capitalization ratio was 48.3% based on a stock price of $48.03 compared to 47.4% as of March 31, 2007 based on a stock price of $52.25 and 47.2% as of June 30, 2006 based on a stock price of $45.50

•
In connection with the purchase of 1401 Enclave on June 14, 2007, the Fund placed a $28 million non-recourse first mortgage with a fixed interest rate of 5.76%. Payments during the mortgage term will be on an interest only basis for five years and the loan matures on July 10, 2015.

•
In connection with the sale of the two Knoxville properties on June 29, 2007, the Company paid off the $7.4 million first mortgage secured by First Tennessee Plaza and recorded expenses related to the prepayment of the mortgage of $494,000 in the second quarter. The mortgage had an interest rate of 7.17% and was previously scheduled to mature on December 15, 2012.

Outlook for 2007

The Company is forecasting FFO per diluted share of $3.80 to $4.00 and EPS of $3.35 to $3.55 for 2007. Current annual assumptions for prepayment penalties related to anticipated dispositions have decreased to $.14 per diluted share as compared to $.18 per diluted share projected last quarter. This increase to annual FFO and EPS was offset by several updates to the budget assumptions.

The reconciliation of forecasted EPS to forecasted FFO per diluted share is as follows:

Guidance for 2007	Range
Fully diluted EPS	$3.35 - $3.55
Plus: Real estate depreciation and amortization	$4.72 - $4.82
Plus: Depreciation on unconsolidated joint ventures	$0.07 - $0.11
Less: Gain on sale of real estate and joint venture interests	($3.71 - $3.85)
Less: Minority interest depreciation and amortization	($0.63- $0.63)

Fully diluted FFO per share	$3.80 - $4.00

Earnings guidance is based on the following assumptions:

•	Average occupancy for the third and fourth quarters of 92% and 94%, respectively, with an average annual occupancy of 92%.
•
An average same store NOI growth for the remainder of 2007 of approximately 3% on a GAAP basis representing an annual same store NOI growth of 5%. On a cash basis, annual same store NOI is expected to increase approximately 8%.

•
Straight line rent adjustment is expected to be approximately $800,000 for the remainder of 2007 versus $2.3 million for same period during 2006, reflecting the reduction in rent concessions in 2007 as compared to 2006.

•	Interest rate on non-hedged floating rate debt of 6.62% for the third quarter and 6.50% for the fourth quarter of the year for an average interest rate of 6.56%.
•
New investments for the discretionary fund totaling $124 million at an average acquisition capitalization rate of 7% on the assets and 9% to Parkway when including various recurring fees. The investments are projected as follows:

▪	$40 million on September 1, 2007;
▪	$40 million on October 1, 2007;
▪	$44 million on November 1, 2007.
•	Lease termination fee income of $118,000 is assumed for the third and fourth quarters of 2007 as compared to $147,000 recorded during the same periods in 2006.
•	Contributions of assets to funds or similar ventures, where the Company will retain 25% ownership interest, are projected to be made as shown below:
▪	Assets in Virginia totaling 883,000 square feet with an estimated net value of $95.5 million on September 1, 2007;
▪	Assets in Columbia, South Carolina totaling 867,000 square feet with an estimated value of $106 million on November 1, 2007.
•	Debt prepayment penalties and expense of $1.7 million, or $.11 per diluted share in FFO, are projected on the dispositions in 2007.
•
The Company’s debt to market capitalization is expected to range from 46% to 49% throughout the rest of 2007 as these capital events take place, with a projected ending debt to market capitalization of 49%, calculated using the June 29, 2007 closing stock price of $48.03 per share.

•	Proceeds from dispositions are assumed to be used to pay down short-term debt with an interest rate of 6.5% at the time of sale.
•	Fee simple acquisitions of $100 million are projected on November 1, 2007 at a 7.5% cap rate.

Steven G. Rogers, President and Chief Executive Officer stated, “Second quarter results showed marked improvement in a variety of operating areas. We have completed our halftime report on GEAR UP and believe we are on track to accomplish the strategic and financial goals set forth in the plan.”

GEAR UP

On January 1, 2006, the Company initiated a new operating plan that will be referred to as the “GEAR UP” Plan. At the heart of the GEAR UP Plan are Great People transforming Parkway through Equity Opportunities and Asset Recycling from an owner-operator to an operator-owner. Our long-standing commitment to Retain our Customers and provide an Uncompromising Focus on Operations remains steadfast. We believe that by accomplishing these goals we can deliver excellent Performance to our shareholders. Performance for the GEAR UP Plan will be measured as the sum of adjusted funds available for distribution, as defined by the Company, cumulative over the three years of the plan. The goal for cumulative adjusted funds available for distribution is $7.18 per diluted share.

Additional Information

The Company will conduct a conference call to discuss the results of its second quarter operations on Tuesday, August 7, 2007, at 11:00 a.m. Eastern Time. The number for the conference call is 800-289-0518. A taped replay of the call can be accessed 24 hours a day through August 17, 2007 by dialing 888-203-1112 and using the pass code of 6941112. An audio replay will be archived and indexed in the investor relations section of the Company’s website at www.pky.com. A copy of the Company's 2007 second quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "2Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's second quarter 2007 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 65 office properties located in 11 states with an aggregate of approximately 12.9 million square feet of leasable space as of August 6, 2007. Included in the portfolio are 18 properties totaling 2.7 million square feet that are owned jointly with other investors, representing 21% of the portfolio. Under the Company’s GEAR UP Plan, which started January 1, 2006 and ends December 31, 2008, it is the Company’s strategy to transform from an owner-operator to an operator-owner. The strategy highlights the Company’s strength in providing excellent service in the operation of office properties in addition to its direct ownership of real estate assets. Fee-based real estate services are offered through the Company’s wholly owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.8 million square feet for third party owners as of August 6, 2007.

Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30	December 31
	2007	2006
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,538,263	$1,517,468
Office property development	3,768	-
Accumulated depreciation	(225,821)	(211,187)
	1,316,210	1,306,281

Land available for sale	1,467	1,467
Investment in unconsolidated joint ventures	11,066	11,179
	1,328,743	1,318,927

Rents receivable and other assets	107,204	107,145
Intangible assets, net	77,663	81,800
Cash and cash equivalents	8,159	4,474
	$1,521,769	$1,512,346

Liabilities
Notes payable to banks	$144,139	$152,312
Mortgage notes payable	722,022	696,012
Accounts payable and other liabilities	75,098	72,659
Subsidiary redeemable preferred membership interests	10,741	10,741
	952,000	931,724

Minority Interest
Minority Interest - unit holders	35	36
Minority Interest - real estate partnerships	78,331	90,280
	78,366	90,316

Stockholders' Equity
8.00% Series D Preferred stock, $.001 par value,
2,400,000 shares authorized, issued and outstanding	57,976	57,976
Common stock, $.001 par value, 67,600,000 shares authorized,
15,899,907 and 15,764,799 shares issued and outstanding
in 2007 and 2006, respectively	16	16
Common stock held in trust, at cost, 104,500 and 115,000
shares in 2007 and 2006, respectively	(3,540)	(3,894)
Additional paid-in capital	453,276	449,141
Accumulated other comprehensive income	784	828
Accumulated deficit	(17,109)	(13,761)
	491,403	490,306
	$1,521,769	$1,512,346

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	June 30
	2007	2006
	(Unaudited)

Revenues
Income from office and parking properties	$61,085	$48,876
Management company income	431	4,436
Total revenues	61,516	53,312

Expenses
Property operating expense	28,819	22,792
Depreciation and amortization	19,168	14,082
Operating expense for other real estate properties	1	2
Management company expenses	276	300
General and administrative	1,600	977
Total expenses	49,864	38,153

Operating income	11,652	15,159

Other income and expenses
Interest and other income	72	7
Equity in earnings of unconsolidated joint ventures	243	(84)
Gain on sale of real estate and other assets	20,260	13,465
Interest expense	(14,052)	(9,796)

Income before minority interest and discontinued operations	18,175	18,751
Minority interest - real estate partnerships	1,016	64
Income from continuing operations	19,191	18,815
Discontinued operations:
Income from discontinued operations	49	344
Net income	19,240	19,159
Dividends on preferred stock	(1,200)	(1,200)
Dividends on convertible preferred stock	-	(586)
Net income available to common stockholders	$18,040	$17,373

Net income per common share:
Basic:
Income from continuing operations	$1.15	$1.21
Discontinued operations	-	0.03
Net income	$1.15	$1.24
Diluted:
Income from continuing operations	$1.14	$1.18
Discontinued operations	-	0.02
Net income	$1.14	$1.20

Dividends per common share	$0.65	$0.65

Weighted average shares outstanding:
Basic	15,672	14,036
Diluted	15,847	15,000

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Six Months Ended
	June 30
	2007	2006
	(Unaudited)

Revenues
Income from office and parking properties	$122,623	$97,537
Management company income	764	4,798
Total revenues	123,387	102,335

Expenses
Property operating expense	57,053	46,421
Depreciation and amortization	38,379	27,608
Operating expense for other real estate properties	2	3
Management company expenses	544	675
General and administrative	3,245	2,123
Total expenses	99,223	76,830

Operating income	24,164	25,505

Other income and expenses
Interest and other income	218	26
Equity in earnings of unconsolidated joint ventures	548	326
Gain on sale of real estate and other assets	20,310	13,465
Interest expense	(27,136)	(19,222)

Income before minority interest and discontinued operations	18,104	20,100
Minority interest - real estate partnerships	1,487	144
Income from continuing operations	19,591	20,244
Discontinued operations:
Income from discontinued operations	77	656
Net income	19,668	20,900
Dividends on preferred stock	(2,400)	(2,400)
Dividends on convertible preferred stock	-	(1,173)
Net income available to common stockholders	$17,268	$17,327

Net income per common share:
Basic:
Income from continuing operations	$1.10	$1.19
Discontinued operations	-	0.04
Net income	$1.10	$1.23
Diluted:
Income from continuing operations	$1.09	$1.17
Discontinued operations	-	0.05
Net income	$1.09	$1.22

Dividends per common share	$1.30	$1.30

Weighted average shares outstanding:
Basic	15,644	14,042
Diluted	15,831	14,214

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Net Income	$19,240	$19,159	$19,668	$20,900

Adjustments to Net Income:
Preferred Dividends	(1,200)	(1,200)	(2,400)	(2,400)
Convertible Preferred Dividends	-	(586)	-	(1,173)
Depreciation and Amortization	19,168	14,082	38,379	27,608
Depreciation and Amortization - Discontinued Operations	1	213	1	413
Minority Interest Depreciation and Amortization	(2,284)	(415)	(4,675)	(825)
Adjustments for Unconsolidated Joint Ventures	161	214	322	503
Minority Interest - Unit Holders	-	-	-	-
Gain on Sale of Real Estate	(20,260)	(13,584)	(20,260)	(13,584)
Funds From Operations Applicable to Common Shareholders (1)	$14,826	$17,883	$31,035	$31,442

Funds Available for Distribution
Funds From Operations Applicable to Common Shareholders	$14,826	$17,883	$31,035	$31,442
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(147)	(507)	(231)	(973)
Adjustments for Minority Interest in Real Estate Partnerships	352	98	770	143
Straight-line Rents	(506)	(1,340)	(1,809)	(2,921)
Straight-line Rents - Discontinued Operations	-	31	-	54
Amortization of Above/Below Market Leases	346	269	698	678
Amortization of Share Based Compensation	374	161	727	308
Capital Expenditures:
Building Improvements	(2,014)	(1,516)	(2,932)	(2,723)
Tenant Improvements - New Leases	(657)	(1,735)	(1,694)	(3,449)
Tenant Improvements - Renewal Leases	(1,457)	(2,128)	(3,084)	(3,802)
Leasing Costs - New Leases	61	(585)	(380)	(847)
Leasing Costs - Renewal Leases	(1,005)	(425)	(1,400)	(1,353)
Funds Available for Distribution (1)	$10,173	$10,206	$21,700	$16,557

Diluted Per Common Share/Unit Information (**)
FFO per share	$0.94	$1.23	$1.96	$2.17
Dividends paid	$0.65	$0.65	$1.30	$1.30
Dividend payout ratio for FFO	69.48%	52.79%	66.32%	59.86%
Weighted average shares/units outstanding	15,848	15,001	15,832	15,019

Other Supplemental Information
Upgrades on Acquisitions	$13,556	$1,645	$15,502	$3,170
Gain on Non Depreciable Assets	$-	$(119)	$50	$(119)

**Information for Diluted Computations:
Convertible Preferred Dividends	$-	$586	$-	$1,173
Basic Common Shares/Units Outstanding	15,673	14,037	15,645	14,044
Convertible Preferred Shares Outstanding	-	803	-	803
Dilutive Effect of Other Share Equivalents	175	161	187	172

(1)    Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(In thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Net Income	$19,240	$19,159	$19,668	$20,900

Adjustments to Net Income:
Interest Expense	13,268	9,521	26,183	18,665
Amortization of Financing Costs	290	275	583	557
Prepayment Expense - Early Extinguishment of Debt	494	-	370	-
Depreciation and Amortization	19,169	14,295	38,380	28,021
Amortization of Share Based Compensation	374	161	727	308
Gain on Real Estate	(20,260)	(13,465)	(20,310)	(13,465)
Tax Expense	92	-	105	-
EBITDA Adjustments - Unconsolidated Joint Ventures	292	930	583	1,627
EBITDA Adjustments - Minority Interest in Real Estate Partnerships	(3,841)	(723)	(7,470)	(1,505)
EBITDA (1)	$29,118	$30,153	$58,819	$55,108

Interest Coverage Ratio:
EBITDA	$29,118	$30,153	$58,819	$55,108

Interest Expense:
Interest Expense	$13,268	$9,521	$26,183	$18,665
Capitalized Interest	37	-	37	-
Interest Expense - Unconsolidated Joint Ventures	128	376	255	756
Interest Expense - Minority Interest in Real Estate Partnerships	(1,520)	(298)	(2,723)	(658)
Total Interest Expense	$11,913	$9,599	$23,752	$18,763

Interest Coverage Ratio	2.44	3.14	2.48	2.94

Fixed Charge Coverage Ratio:
EBITDA	$29,118	$30,153	$58,819	$55,108

Fixed Charges:
Interest Expense	$11,913	$9,599	$23,752	$18,763
Preferred Dividends	1,200	1,786	2,400	3,573
Principal Payments (Excluding Early Extinguishment of Debt)	4,008	3,781	8,059	7,375
Principal Payments - Unconsolidated Joint Ventures	12	11	24	22
Principal Payments - Minority Interest in Real Estate Partnerships	(81)	(29)	(146)	(147)
Total Fixed Charges	$17,052	$15,148	$34,089	$29,586

Fixed Charge Coverage Ratio	1.71	1.99	1.73	1.86

Modified Fixed Charge Coverage Ratio:
EBITDA	$29,118	$30,153	$58,819	$55,108

Modified Fixed Charges:
Interest Expense	$11,913	$9,599	$23,752	$18,763
Preferred Dividends	1,200	1,786	2,400	3,573
Total Modified Fixed Charges	$13,113	$11,385	$26,152	$22,336

Modified Fixed Charge Coverage Ratio	2.22	2.65	2.25	2.47

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$29,118	$30,153	$58,819	$55,108
Amortization of Above Market Leases	346	269	698	678
Operating Distributions from Unconsolidated Joint Ventures	265	428	670	785
Interest Expense	(13,268)	(9,521)	(26,183)	(18,665)
Prepayment Expense - Early Extinguishment of Debt	(494)	-	(370)	-
Tax Expense	(92)	-	(105)	-
(Increase) Decrease in Receivables and Other Assets	(4,660)	(20,476)	(2,434)	(2,526)
Increase (Decrease) in Accounts Payable and Other Liabilities	8,545	5,340	1,171	(812)
Adjustments for Minority Interests	2,825	659	5,983	1,361
Adjustments for Unconsolidated Joint Ventures	(535)	(846)	(1,131)	(1,953)
Cash Flows Provided by Operating Activities	$22,050	$6,006	$37,118	$33,976

(1) Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(In thousands, except number of properties data)

					Average
			Net Operating Income		Occupancy
	Number of	Percentage
	Properties	of Portfolio (1)	2007	2006	2007	2006

Same store properties (2):
Wholly owned	49	76.82%	$24,786	$24,163	91.6%	89.7%
Parkway Properties Office Fund LP	2	1.59%	513	531	84.5%	81.9%
Other consolidated joint venture	1	1.69%	545	569	87.6%	87.6%
Total same store properties	52	80.10%	25,844	25,263	91.4%	89.5%
2006 acquisitions	8	19.68%	6,349	303	89.2%	90.9%
2007 acquisitions	1	0.51%	164	-	100.0%	N/A
Office property development	-	-0.18%	(57)	-	N/A	N/A
Assets sold	-	-0.11%	(34)	518	N/A	N/A
Net operating income from
office and parking properties	61	100.00%	$32,266	$26,084

(1) Percentage of portfolio based on 2007 net operating income.

(2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended June 30, 2007 and 2006 and excludes properties classified as discontinued operations. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006

Net income	$19,240	$19,159	$19,668	$20,900
Add (deduct):
Interest expense	14,052	9,796	27,136	19,222
Depreciation and amortization	19,168	14,082	38,379	27,608
Operating expense for other real estate properties	1	2	2	3
Management company expenses	276	300	544	675
General and administrative expenses	1,600	977	3,245	2,123
Equity in earnings of unconsolidated joint ventures	(243)	84	(548)	(326)
Gain on sale of real estate	(20,260)	(13,465)	(20,310)	(13,465)
Minority interest - real estate partnerships	(1,016)	(64)	(1,487)	(144)
Income from discontinued operations	(49)	(344)	(77)	(656)
Management company income	(431)	(4,436)	(764)	(4,798)
Interest and other income	(72)	(7)	(218)	(26)
Net operating income from office and parking properties	32,266	26,084	65,570	51,116
Less: Net operating income from non same store properties	(6,422)	(821)	(13,098)	(1,401)
Same store net operating income	$25,844	$25,263	$52,472	$49,715